UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

ELIXIR GAMING TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-32161	91-1696010
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Town Center Drive, Suite 260 Las Vegas, Nevada	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 733-7195

VendingData Corporation
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 10, 2007, we issued to Elixir Group Limited, a Hong Kong company (“Elixir Group”), 25,000,000 shares of our common stock and warrants to purchase an additional 88,000,000 shares of our common stock in connection with the initial closing of the transactions under the Securities Purchase and Product Participation Agreement dated June 12, 2007 (“Participation Agreement”) between us and Elixir Group. On September 13, 2007, we issued an additional 15,000,000 shares of our common stock to Elixir Group pursuant to the Participation Agreement based on Elixir Group’s placement of additional electronic gaming machines. See Item 5.01 below. The shares and the warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant.

On September 10, 2007, we conducted an initial closing of the transactions under the Participation Agreement between us and Elixir Group. At the initial closing, we issued to Elixir Group 25,000,000 shares of our common stock and warrants to purchase an additional 88,000,000 shares of our common stock. On September 13, 2007, we issued an additional 15,000,000 shares of our common stock to Elixir Group pursuant to the Participation Agreement based on Elixir Group’s placement of additional electronic gaming machines. Based on the aforementioned issuances, as of the date of this report, we have 77,552,301 shares of our common stock issued and outstanding, of which 41,000,000 (or 52.9%) are held by Elixir Group.

The closing of the transactions under the Participation Agreement, including the issuance of our common shares and warrants to Elixir Group, were approved by our shareholders at a special meeting of shareholders held on September 10, 2007.

According to the terms of the Participation Agreement, Elixir Group has the right to “earn-in” an equity interest in our company based on the achievement of various performance milestones in terms of (a) the cumulative number of the electronic gaming machines that are contracted to be placed and leased pursuant to lease agreements entered into between us and the gaming operators sourced and identified by Elixir Group (the “gaming machines under contract”) and (b) the cumulative number of electronic gaming machines physically placed by us and in operation in the gaming premises of gaming operators pursuant to the lease agreements (the “gaming machines in operation”). The initial close of the transactions under the Participation Agreement was subject to the placement of at least 1,000 gaming machines, which pursuant to the terms of the Participation Agreement includes gaming machines under lease agreements and in a public gaming area subject to temporary closure for compliance or safety reasons. As of the closing, 374 gaming machines were in operation and producing revenue and in excess of 626 gaming machines were shipped to or placed in a venue subject to temporary closure. Those 626 gaming machines are expected to commence revenue producing operations within the next 90 days

At the initial close, we issued to Elixir Group 25,000,000 common shares and warrants, with an exercise price of $2.65 per share, to purchase up to 88,000,000 additional shares of our common stock. The warrants vest and first become exercisable based on the achievement of certain milestones with respect to the number of gaming machines under contract and in operation. Elixir Group is entitled to earn a total of 55,000,000 shares of our common stock (inclusive of the 25,000,000 shares issued at the initial closing and the 15,000,000 shares issued on September 13, 2007) and the warrants will vest and become exercisable subject to achieving the following milestones with respect to the cumulative number of gaming machines under contract and in operation as follows:

Cumulative	Cumulative
Gaming Machines	Gaming Machines	Shares Earned	Vesting of Warrants
Under Contract	in Operation	By Elixir Group	Earned By Elixir Group

1,000	1,000	25,000,000	0
2,000	1,000	15,000,000	22,000,000
3,000	2,000	10,000,000	22,000,000
4,000	3,000	5,000,000	22,000,000
5,000	4,000	0	22,000,000

Total 5,000	4,000	55,000,000	88,000,000

In addition to the above, we agreed that upon our initial placement of 1,000 gaming machines in operation with gaming operators identified by Elixir Group, we would reduce by $1.00 the exercise price of all warrants (other than 6,000,000 common share warrants priced at $2.65) sold to Elixir Group pursuant to a securities purchase agreement entered into in October 2006 (the “2006 Warrants”). When the cumulative number of gaming machines under contract reaches 2,000 units and the cumulative number of gaming machines in operation reaches 1,000 units, we agreed to further reduce by $1.00 the exercise prices of the 2006 Warrants. When the cumulative number of machines under contract reaches 3,000 units and the cumulative number of machines in operation reaches 2,000 units, we will further reduce by $1.00 the exercise prices of the 2006 Warrants. As of the date of this report, we have reduced the exercise price of the 2006 Warrants by $2.00 based on the achievement of the related performance milestones.

The exercise price of the warrants issued to Elixir Group and the number of shares issuable pursuant to the warrants are subject to adjustment for stock splits, dividends, rights offerings and other dilutive events. In addition, the number of shares of common stock for which the warrants may be exercised is subject to adjustment if we issue shares of our common stock, or securities convertible into or exchangeable for shares of our common stock, at a price less than the volume-weighted average price (“VWAP”) on the record date. Such an adjustment will be made every time we issue common stock at a price below the VWAP; however, no adjustment will be made for shares issued in connection with the exercise of outstanding stock options and warrants.

In connection with the closing of the transactions under the Participation Agreement, we entered into a registration rights agreement with Elixir Group. The registration rights agreement requires us to file a selling shareholder registration statement with the SEC, within 30 days following the initial closing of the transactions under the Participation Agreement, for purposes of registering the resale of the shares of our common stock issued to Elixir Group pursuant to the transaction, including all shares that are issued, or may be issued, upon exercise of the warrants. Pursuant to the registration rights agreement, the holders of the securities are also entitled to certain demand and piggyback registration rights.

Pursuant to the Participation Agreement, our board of directors has created a committee of the board, known as the conflicts committee, made up exclusively of at least three members of our board who satisfy the independence requirements of Rule 121A(2) of the American Stock Exchange Company Guide and meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, and who are not then, and during two years prior to their appointment or election have not been, an officer, director, employee of or consultant or advisor to Elixir Group or any affiliate of Elixir Group. Elixir Group may appoint at least one representative to the conflicts committee if that person satisfies the foregoing criteria. The initial members of the conflicts committee consist of Vincent DiVito, Robert Miodunski and Maj. Gen. Paul Harvey.

Pursuant to its charter, the conflicts committee has the power to veto any agreement or transaction between us and Elixir Group or any of its affiliates involving an aggregate amount in excess of $200,000 and that has been approved by our board of directors.

The conflicts committee charter shall not be amended or modified unless (i) such amendment or modification has been approved and recommended by a majority of the members of the conflicts committee and (ii) at least five business days preceding the effective date of such amendment or modification we have filed with the SEC a current report on Form 8-K that accurately and fully discloses the proposed amendment or modification and the basis for the conflicts committee’s recommendation.

Pursuant to the Participation Agreement, at the closing the authorized number of members of our board of directors was eight and Elixir Group was entitled to appoint to our board no less than three as of the closing. At least one Elixir Group nominee is entitled to serve on each committee of our board, provided, in the case of the audit committee, such Elixir Group nominee satisfies the applicable independence requirements. At a special meeting of our stockholders immediately prior to the closing, our stockholders voted to approve the election to our board of directors the following nominees of Elixir Group: Gordon Yuen, Joe Pisano and Lorna Patajo-Kapunan. Ms. Kapunan was also appointed to the compensation and nominating committees of our board of directors, and will serve as chairperson of our nominating committee.

Pursuant to the Participation Agreement, Elixir Group has agreed that until the second anniversary of the closing, the pre-closing shareholders of our company will be entitled to the benefit of the continued representation on our board of directors of at least two of the three independent directors serving on the board prior to the closing. The three independent directors serving on our board prior to the closing were Vincent DiVito, Robert Miodunski and Maj. Gen. Paul Harvey. In the event of the resignation, termination or death of either of the two pre-closing independent directors, the remaining pre-closing independent director shall be entitled to name a replacement. At least one of the pre-closing independent directors shall be entitled to serve on each committee of our board of directors, provided, in the case of the audit committee, such director satisfies the independence requirements of the audit committee charter.

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2007, James Crabbe and Mark R. Newburg resigned from our board of directors. On the same date, our board of directors appointed Gordon Yuen to serve as chairman of the board, president and chief executive officer of our company, David Reberger to serve as our treasurer, chief financial officer and secretary, and Joe Pisano to serve as our executive senior vice president. Prior to those appointments, Mark R. Newburg served as our president, treasurer and chief executive officer and Arnaldo Galassi served as our chief financial officer and secretary.

Mr. Yuen has served as chief executive officer of Elixir Group since 2002. Mr. Yuen has extensive experience in key management positions in IT companies and financial institutions, including Hong Kong Shanghai Bank (HSBC), American Express International, Inc., and American Express Bank.

Mr. Reberger has served as a consultant to Elixir Group since August, 2007. Between April 2001 and August 2007, Mr. Reberger served as a mergers and acquisitions adviser in the Sydney, Australia office of CIBC World Markets.

Joe Pisano has served as general manager of gaming operations for Elixir Group since August 2006. From March 2002 to July 2006, Mr. Pisano served as business development manager-Asia Pacific for IGT (Australia) Pty Ltd., a wholly-owned subsidiary of International Game Technology (NYSE:IGT), a designer, developer and manufacturer of microprocessor based gaming products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.
Dated: September 14, 2007	/s/ David Reberger

David Reberger, Chief Financial Officer